                                 EXHIBIT 10.74

                    PORTIONS OF THIS EXHIBIT HAVE BEEN FILED
                     CONFIDENTIALLY PURSUANT TO RULE 24b-2

                                                                  EXHIBIT 10.74


                              SETTLEMENT AGREEMENT

        Settlement Agreement effective as of March 28, 1996 (the "Effective Date") by and between Energy Conversion Devices, Inc., a corporation of Delaware having a place of business at 1675 West Maple Road, Troy, Michigan 48084 ("ECD"), Ovonic Battery Company, Inc., a corporation of Delaware having a place of business at 1707 Northwood, Troy, Michigan 48084 ("OBC" or "Ovonic"), ECD and OBC hereinafter collectively referred to as "ECD/OBC", and SAFT, S.A. ("SAFT"), a corporation organized under the laws of France and having a place of business in Romainville, Seine-Saint Denis, France, SAFT AMERICA, INC.
("SAFT AMERICA"), a company organized under the laws of Delaware and having a place of business at 711 Industrial Boulevard, Valdosta, Georgia 31601, GS-SAFT LTD. ("GS-SAFT"), a corporation organized under the laws of Japan and having a place of business in Kyoto, Japan, and JAPAN STORAGE BATTERY CO., LTD. ("JSB"), a corporation organized under the laws of Japan and having a place of business in Kyoto, Japan, the parties SAFT AMERICA, SAFT, GS-SAFT and JSB, each sometimes hereinafter referred to collectively as the SAFT Group.

        WHEREAS, ECD/OBC and the SAFT Group are parties to litigation pending in the United States District Court for the District of Delaware, (Civil Action No. 95-430-SLR (the "Civil Action"), relating, inter alia, to United States Patent Nos. 4,623,597, 4,716,088 and 5,348,822 and the validity and infringement thereof and to claims of unfair competition and violation of Confidentiality Agreements;

        WHEREAS, the SAFT Group has denied the validity of the patents and any allegations of infringement, unfair competition and violation of Confidentiality Agreements;

        WHEREAS, certain parties in and affiliated with the SAFT Group have also instituted certain actions outside the United States attacking the validity and enforceability of certain ECD/OBC foreign patents;

        WHEREAS, ECD/OBC seek in the Civil Action to enjoin SAFT, SAFT America and Societe de Services de Propriete Industrielle ("SOSPI") and those acting on their behalf from attacking the validity or enforceability of ECD/OBC's patents both in the United States and outside the United States on the grounds that it constitutes a breach of fiduciary duty and breach of confidentiality agreements for SAFT, SAFT America and SOSPI to do so;

        WHEREAS, the SAFT Group has disputed ECD/OBC's claims and request for injunctive relief;


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        WHEREAS, ECD/OBC and the SAFT Group desire to settle the Civil Action on terms which have been mutually agreed upon pursuant to settlement discussions conducted under the supervision of the Honorable Magistrate Judge Trostle;

        WHEREAS, the parties desire to enter into the present Agreement setting forth in definitive form the aforementioned mutually agreed upon terms for settling the Civil Action;

        WHEREAS, the parties have agreed that all claims and counterclaims in this litigation will be dismissed with prejudice;

        NOW, THEREFORE, in consideration of the premises and the mutual promises and obligations herein undertaken, the parties hereto hereby agree as follows:

Article 1.              Definitions.

1.1          "             Patents" shall mean all United States
             patents owned or controlled by ECD/OBC during the term of this Agreement and relating to Hydride Batteries or materials, parts or components thereof.

1.2 "Foreign Patents" shall mean all patents owned, controlled or applied for by ECD/OBC in a country other than the United States during the term of this Agreement and relating to Hydride Batteries.

1.3 "Hydride Batteries" shall mean one or more electrochemical cell(s) employed alone or in combination which utilize at least one negative electrode capable of reversibly electrochemically storing and releasing hydrogen.

1.4          "Consumer Hydride Batteries" shall mean (a) portable Hydride
             Batteries having an energy storage capacity up to           per
             electrochemical cell, (b) Hydride Batteries for
             equipment, whether portable or not, and having an energy storage
             capacity of up to 40            per electrochemical cell, and (c)
             Hydride Batteries for                                .

             Specifically excluded from the scope of the definition of Consumer Hydride Batteries are Hydride Batteries for


                       .

1.5 "Electric Vehicle Hydride Batteries" shall mean all Hydride Batteries for the propulsion of electric propulsion vehicles, including without limitation two or three wheeled vehicles.

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1.6          "Industrial Hydride Batteries" shall mean all Hydride Batteries other than Consumer Hydride Batteries and Electric Vehicle Hydride Batteries.

1.7 "Otherwise Dispose Of" shall mean to put into use or to lease, sell or otherwise transfer title to another party or entity in other than an arms-length transaction in the ordinary course of business, but shall specifically exclude bona fide testing of any battery.

1.8

















1.9 "Affiliate" shall mean any corporation or other entity, previously, now or hereafter existing, that controls a party to this Agreement, is controlled by a party to this Agreement, or is controlled by the same corporation or other entity which controls a party to this Agreement, wherein "control" means direct management control or direct or indirect ownership of at least 50% of the stock

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        entitled to vote for the election of directors or their equivalent.

Article 2.              Settlement of Civil Action.

2.1 Pursuant to Rule 41(a)(1), Fed.R.Civ.P., the parties shall seek entry of the Stipulated Order of Dismissal set forth in Exhibit A hereof dismissing the Civil Action with prejudice with respect to all claims asserted and which could have been asserted therein.





2.2 ECD/OBC and the SAFT Group, collectively and individually, hereby release, acquit and forever discharge one another and their respective Affiliates, suppliers or customers, from any and all claims or liability for any claim which was or could have been asserted in this Civil Action, including without limitation infringement of any of the Licensed Patents, misuse of the Licensed Patents, and misappropriation of trade secrets, breach of confidentiality agreements and/or breach of fiduciary relationship in connection with information exchanged between ECD/OBC and any of the SAFT Group prior to the Effective Date of this Agreement.


2.3 ECD/OBC hereby release, acquit and forever discharge SOSPI and Agence Nationale de Valorisation de la Recherche ("ANVAR") and their respective Affiliates, suppliers or customers, from any and all claims or liability for any claim which was or could have been asserted in this Civil Action, including without limitation infringement of any of the Licensed Patents, misuse of the Licensed Patents, and misappropriation of trade secrets, breach of confidentiality agreements and/or breach of fiduciary relationship in connection with information exchanged between ECD/OBC and any of the SAFT Group prior to the Effective Date of this Agreement.


Article 3.

3.1 ECD/OBC hereby grant to SAFT, SAFT America and GS-SAFT and their Affiliates for the term of this Agreement
                                                        under the
        Patents to make, have made, import, use, sell and


                                       4


                                                     OMITTED INFORMATION FILED
                                                       SEPARATELY WITH THE
                                                            COMMISSION
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        otherwise dispose of Hydride Batteries in the United States, subject
        only to                                         .

3.2     ECD/OBC hereby grants to JSB and its Affiliates for the term of
        this Agreement                            under the        Patents to
        make, have made, import, use, sell and otherwise dispose of
        Hydride Batteries and         Hydride Batteries in the United States.

3.3     ECD/OBC warrant that
        they have the right to                  herein, and agree to indemnify
        and hold harmless the SAFT Group for any breach of this warranty.
        ECD/OBC further warrant that in               hereunder, they are
        conveying to the       herein all rights which ECD/OBC have the right
        to              under any contracts with                   .

3.4 As part of the consideration for settling the Civil Action, ECD/OBC agrees that neither they nor any person or entity acting for them or on their behalf shall, during the term of this Agreement, institute any litigation in the United States based on any claims which were or could have been asserted in the Civil Action, including without limitation, and to effectuate this provision, ECD/OBC agrees to the entry of the Stipulated Order attached as Exhibit A.

3.5 As part of the consideration for settling the Civil Action, including ECD/OBC's dismissal of claims of breach of fiduciary duty and breach of confidentiality agreements, the SAFT Group agrees that neither they nor any person or entity acting for them or on their behalf shall, during the term of this Agreement, contest the validity or enforceability of
        any of the           Patents, other than pursuant to Articles 4.4, 4.7
        and 12 herein, and to effectuate this provision the SAFT Group agrees to the entry of the Stipulated Order attached as Exhibit A.

Article 4.

4.1     Upon execution of this Agreement,               settling all claims,
        including claims for royalties for

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        alleged past infringement of the            Patents by Hydride
        Batteries, the SAFT Group                                    .



4.2     In addition to the         under Article 4.1, the SAFT Group shall
               further                              upon the          the SAFT
        Group of            Hydride Batteries          shall be         after
        Hydride Batteries has been attained.

4.3     In addition to the                under Articles 4.1 and 4.2, the SAFT
        Group                       commencing on the Effective Date of this
        Agreement and until                                        Hydride
        Batteries made, used, sold or otherwise disposed of
                    or made, used, sold or otherwise disposed of

                 identifiable as being                . The               under
        this Article 4.3 shall be                           Hydride Batteries
        and       Hydride Batteries and                       Hydride Batteries.

4.4                                                               the SAFT
        Group                                Hydride Batteries made, used, sold
        or otherwise disposed of                           or made, used, sold
        or otherwise disposed of                                for
        incorporation in products readily and foreseeably identifiable as being
                , but only to the extent that such Hydride Batteries are
        or are manufactured by a process or are manufactured by a
process                    of ECD/OBC's                         . The
        under this Article 4.4 shall be             Hydride Batteries and
              Hydride Batteries and                       Hydride Batteries. Any
        disagreement between the parties as to         Hydride Batteries are
                   under this Article 4.4 shall be submitted to binding alternative dispute resolution as provided in Article 12.



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4.5                              Hydride Battery, pursuant to this Agreement,
        such constitutes a full release with respect to       Hydride Battery
        from claims for royalties under any                Patent or
        Patent worldwide.           of any            or            under this
        Agreement are not              infringement of any           Patents or
                      Patents.


4.6     No             hereunder with respect to any Hydride Battery on which a
                    by                 ECD/OBC.

4.7      In the event that                thereof assert against a
         member of the SAFT Group a claim for alleged infringement of any
                    Patent, ECD/OBC will use its best efforts in resolving
         the matter in favor of the member of the SAFT Group. The SAFT Group shall have the full right to defend any claim brought by thereof, including the right to assert any defenses. In the event that, through award or through settlement of such claim, a member of the SAFT Group becomes obligated to pay royalties, lump sum payments or other compensation to such person or entity asserting the claim, the amount of such royalties, lump sum payments or other compensation
         shall be fully          ECD/OBC under this Agreement.

4.8     With the sole exception of the                     under Articles 4.1
        and 4.2, the members of the SAFT Group shall not be jointly and severally liable to ECD/OBC for the fulfillment of the obligations of the SAFT Group hereunder, but shall be individually liable for fulfillment of their respective obligations.

Article 5.

5.1     Within                                                   , ending on the
        30th of June and the 31st of December, respectively, during the term
        hereof and                                                  specified in
        Articles 4.3 and 4.4 hereof regardless of whether any
        hereunder, the SAFT Group shall                a written       setting
        forth          which shall become              hereunder


                                                                              .
        The SAFT Group shall also                               by the SAFT
        Group of                    Hydride Batteries

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        (including                                for incorporation in products
        readily and foreseeably identifiable as being                      ) for
        purposes of allowing determination of whether the                      .

5.2
















Article 6.      Term and Termination.

6.1 This Agreement shall take effect on the Effective Date and, unless terminated sooner as provided herein, shall remain in effect until and shall thereupon expire.

6.2     Upon expiration of this Agreement pursuant to Article 6.1, all        ,
        rights, duties and obligations set forth in


                                       8


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        this Agreement shall terminate forthwith except that the SAFT Group shall
                                                                        and
        under Article 5 to                                                with
        respect to                                             prior to such
        termination.

6.3 If any party shall be in material default of this Agreement and such material default is not cured within 90 days after written notice of such material default from the other party, such other party shall have the right to request termination of this Agreement with respect to the party in material default, and/or other relief, in mediation pursuant to
        Article 12. If successful in obtaining termination of this Agreement as relief in mediation, such other party may then terminate this Agreement forthwith with respect to the party in material default upon written notice to that effect to the party in material default.

Article 7.      Notices.

7.1 All notices required or permitted by this Agreement shall be in writing and shall be given by first class, postage prepaid mail, or by facsimile transmission, effective in each case upon the date of mailing or facsimile transmission thereof to the parties addressed as follows:

        If to ECD/OBC, at:

                Ovonic Battery Company
                1826 Northwood
                Troy, Michigan 48084
                (Attention: President)

        If to SAFT, S.A., at:

                SAFT
                156 avenue de Metz
                93230 Romainville, France
                Attention: Francois Putois
                           Executive Vice President



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        If to SAFT AMERICA, at:

                SAFT America, Inc.
                711 Industrial Boulevard
                P.O. Box 1886
                Valdosta, Georgia
                Attention:   Frank Westfall, Jr.
                             President

        If to JSB, at:

                Japan Storage Battery Co., Ltd.
                1 Inobanba-Cho, Kisshoin,
                Nishinosho, Minami-ku, Kyoto, Japan
                (Attention:   Mr. Kenzaburo Hayashi
                              Director, General Manager of
                                Small Battery Division)

        If to GS-SAFT, at:

                121-2, Ochiai
                Makishimacho, Ujishi
                Kyoto, Japan
                (Attention:   Mr. Takatsugu Kohama
                                President)

        or to such other address as the party to receive such notice shall have designated by written notice to the other party hereto.

Article 8.      Applicable Law.

8.1 This Agreement shall be governed and construed and the relations between the parties determined in all respects by the substantive law of Delaware.

Article 9.      Entire Agreement and Amendments.

9.1 This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and cancels and supersedes all other agreements or understandings relating to such subject matter. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed on behalf of the parties by their respective duly authorized representatives.

Article 10.  Assignment

10.1 Neither this Agreement nor any right granted hereunder may be assigned, extended or otherwise transferred in whole or in part by either party hereto, whether voluntarily, by operation of law or otherwise, nor shall this Agreement or any right granted hereunder inure to the benefit of any successor of either party hereto, whether by operation of law or otherwise, and notwithstanding any bankruptcy, insolvency or other proceeding, without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, and any assignment, extension or transfer without such consent shall be null and void. The parties acknowledge that the benefits accorded to each party under this Agreement, including, without limitation, the license and releases, are personal to such party and shall, in no event extend to any other person.

10.2 This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective Affiliates and permitted successors and assigns.

Article 11.  General Terms and Conditions.

11.1 Should any provision of this Agreement be declared unenforceable for any reason, said provision will automatically cease to be a part of this Agreement without affecting any other provision or obligation thereof.

11.2 The waiver of any breach or non-enforcement of any provision of this Agreement shall not be construed to constitute a waiver of any other breach or provision hereof.

11.3 Nothing contained herein shall constitute a license for either party to utilize in the marketing of its products, the trademarks, tradenames, or identifying code numbers of the other party.

11.4 Except as provided in Article 11.5, the parties hereto shall keep this Agreement confidential and shall not now or hereafter divulge the terms of this Agreement or any part thereof to any third party except:

        (a)  with the prior written consent of the other party; or

        (b)  to any governmental body having jurisdiction to call therefor; or

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        (c)  as otherwise may be required by law or contract; or

        (d)  to legal counsel representing either party; or

        (e)  the auditors appointed pursuant to Articles 5.2 and 13.1.

11.5 The parties agree to a mutually acceptable press release appended as Exhibit B to announce the settlement of the litigation between them and this Agreement.

11.6 Within fifteen (15) calendar days of final termination of the Civil Action, all persons having discovery material designated "Confidential" or "Confidential Attorneys' Eyes Only" shall, at the option of the producing party, either (1) destroy such discovery materials and all copies thereof (including notes, summaries and excerpts) or (2) return to counsel for the producing party such discovery materials and all copies thereof (including notes, summaries and excerpts).

Article 12.  Dispute Resolution.

12.1    As to              Patents, ECD/OBC and the SAFT Group agree that the
        parties in dispute will engage in good faith negotiation to resolve all
        disputes and legal proceedings                 between them
        as well as any such dispute which may arise in the future. The parties agree not to institute any foreign legal or administrative proceedings,
        including proceedings to enforce any patents                 or
        challenge any           Patents (including any further nullity or
        opposition proceedings), without first seeking to resolve their differences by good faith negotiation within a reasonable period of time, given the circumstances.

12.2    As to the                 Patents, the parties shall seek to
        resolve amicably all disputes, controversies or differences which may arise between them. If, despite the good faith effort of the parties, an amicable resolution cannot be reached, any controversy or claim between
        or among the parties arising out of the        Patents, or this
        Agreement, including but not limited to any controversy relating to the
                 of the               Patents, shall be resolved by binding
        mediation pursuant to this Article.

12.3 The mediation shall be held in Wilmington, Delaware, or any other city selected by mutual agreement of the parties. The mediator shall be the Honorable Magistrate

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Judge Trostle, if she is willing to serve in that capacity (and without regard to whether she is then serving in a judicial capacity). The parties in dispute shall each bear 50% of the reasonable compensation to be paid to the mediator for his or her services. In the event that Judge Trostle is not able to serve as the mediator, each of the parties in dispute shall submit a list of proposed mediators. Judge Trostle shall select any name jointly proposed by the parties in dispute, or may select a name appearing on only one party's list with the approval of the other party or parties in dispute. If no name is selected from the first lists submitted by each of the parties in dispute, each shall submit a further list. If no name is selected from the second lists pursuant to the above process, the parties in dispute shall agree on a mediator. If the parties cannot agree, Judge Trostle shall appoint a mediator who shall not be selected from the lists submitted by either party. Once appointed, the mediator shall serve as the mediator in all disputes between the parties, unless all parties to the dispute otherwise agree. If the appointed mediator is unable to continue to serve as mediator, he or she shall appoint a successor mediator, after consultation with the parties. If Judge Trostle is not available to appoint a mediator and a mediator has not been appointed pursuant to these provisions and the parties cannot agree on an alternative method for selecting a mediator, then the parties shall request the American Arbitration Association to appoint a mediator.

12.4 The mediation process shall be commenced by any party, following good faith efforts to resolve the dispute, providing written notice to all other parties to the dispute of its intent to seek mediation. Each party in dispute shall provide all other parties to this Agreement with a copy of their communication to the mediator.

12.5 The mediator is empowered to promptly resolve all disputes within the scope of his or her authority under this Agreement, including the process for resolving the dispute, and shall use his or her best efforts to do so within 60 days after submission of the dispute for resolution. The mediator may, without limitation, facilitate an agreed resolution of the dispute or may resolve the dispute by making a binding decision pursuant to any dispute resolution process which the mediator, after consultation with the parties, determines to be appropriate for the resolution of the dispute.

12.6 The mediator is empowered to award damages and any other relief which would be available in a judicial proceeding. The mediator shall have the discretion to conduct


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
        hearings, to hear witnesses, and if he or she deems it appropriate, to order an exchange of information by the parties. In resolving disputes and making decisions, the mediator shall give effect to the applicable law.

12.7 All decisions of the mediator within the scope of his or her authority shall be final and binding on the parties and may be executed and enforced in any court having competent jurisdiction. The parties stipulate that the United States District Court for Delaware shall have jurisdiction over the parties and subject matter for purposes of enforcing this provision.

Article 13.

13.1







        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

SAFT, S.A.                              SAFT AMERICA, INC.

By:  Francois Putois                    By:  Frank Westfall, Jr.
   ------------------------                -------------------------
     Francois Putois                          Frank Westfall, Jr.
Title: Executive Vice President         Title: President

Date:  21 June 1996                     Date:  27 June 1996
     ----------------------                  -----------------------


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GS-SAFT LTD.

By: Takatsugu Kohama
    ---------------------------
    Takatsugu Kohama
Title: President

Date:  21 June 1996
    ---------------------------



JAPAN STORAGE BATTERY, LTD.

By: Kenzaburo Hayashi
    ---------------------------
    Kenzaburo Hayashi
Title: Director, General
       Manager of Small
       Battery Division

Date:  21 June 1996
    ---------------------------



OVONIC BATTERY COMPANY, INC.

By: Robert C. Stempel
    ---------------------------
    Robert C. Stempel
Title: Chairman of the Board

Date:  13 June 1996
    ---------------------------


ENERGY CONVERSION DEVICES, INC.

By: Stanford R. Ovshinsky
    ---------------------------
    Stanford R. Ovshinsky
Title: President and
       Chief Executive Officer

Date:  13 June 1996
    ---------------------------




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